UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016 (February 22, 2016)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee (Address of Principal Executive Offices)		37027 (Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	AAC Holdings, Inc. 2016 Annual Bonus Plan

On February 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of AAC Holdings, Inc., a Nevada corporation (the “Company”) approved the AAC Holdings, Inc. 2016 Annual Bonus Plan (the “2016 Bonus Plan”) for certain of the Company’s executive officers and members of senior management. The cash bonuses payable under the 2016 Bonus Plan will be pursuant to the Company’s 2014 Equity Incentive Plan.

Target bonus awards for the 2016 fiscal year will be payable based on the Company’s achievement of adjusted EBITDA (as defined in the 2016 Bonus Plan) targets during each quarter of the 2016 fiscal year and the 2016 fiscal year as a whole. In order for a participant to qualify for an award with respect to any quarter, the Company must have met the respective adjusted EBITDA target for such quarter. If the adjusted EBITDA target for a quarter is met, the participant is entitled to an award in an amount up to 25% of the target bonus amount for such participant. If the adjusted EBITDA target for a quarter is not met, the participant is not entitled to an award for such quarter (except for any year-end adjustment as described below). In the event the Company would have achieved the adjusted EBITDA for a fiscal quarter but for the expense of the bonus amounts payable pursuant to the 2016 Bonus Plan, the bonus payable for such fiscal quarter is reduced proportionately to the level at which adjusted EBITDA for such fiscal quarter (including the reduced bonus amounts) equals the adjusted EBITDA target with respect to such fiscal quarter. If the Company achieves at least 90% of the adjusted EBITDA target with respect to the 2016 fiscal year, the participant will be entitled to an award with respect to such fiscal year according to the following formula: (a) the percentage of the adjusted EBITDA target (but not to exceed 100%) that actual adjusted EBITDA for the 2016 fiscal year represents, multiplied by (b) the participant’s target bonus amount, with the product of (a) and (b) reduced (but not below zero) by (c) payments made during the fiscal year with respect to the achievement of the adjusted EBITDA target with respect to each quarter; provided, that the maximum award with respect to the fiscal year that a participant may receive shall be the target bonus amount for such participant. Set forth below are the target bonus amounts approved by the Committee for the 2016 fiscal year with respect to our named executive officers (as defined in our definitive proxy statement for our annual meeting of stockholders for 2015), including our Chief Executive Officer and Chief Financial Officer:

Employee	Title	2016 Target Bonus as a Percentage of 2016 Base Salary[1]
Michael T. Cartwright	Chief Executive Officer	114%
Jerrod N. Menz	Development Executive	114%
Kirk R. Manz	Chief Financial Officer	86%
Kathryn Sevier Phillips	General Counsel	100%

[1]	For the 2016 fiscal year, the base salaries for Michael T. Cartwright, Jerrod N. Menz, Kirk R. Manz and Kathryn Sevier Phillips are $557,500, $557,500, $350,000 and $315,000, respectively.

The 2016 Bonus Plan is administered by the Committee, which has the authority to determine whether the performance objectives are obtained. In addition, the Committee, in its sole discretion, may make payments (including pro rata payments) to participants who do not meet the eligibility requirements of the 2016 Bonus Plan if the Committee determines that such payments are in the best interests of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of the 2016 Bonus Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	AAC Holdings, Inc. 2016 Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

Date: February 26, 2016

	By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

EXHIBIT INDEX

No.	Exhibit

10.1	AAC Holdings, Inc. 2016 Annual Bonus Plan